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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): February 2, 2006

                           First Franklin Corporation
             (Exact name of registrant as specified in its charter)

            Delaware                 0-16362                31-1221029
(State or other jurisdiction of    (Commission   (IRS Employer Identification No.)
         incorporation)           File Number)

                   4750 Ashwood Drive, Cincinnati, Ohio 45241
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (513) 469-5352

   __________________________________________________________________________
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 8 - OTHER EVENTS

Item 8.01 Other Events.

On December 1, 2005, First Franklin Corporation (the "Company") received a deficiency letter from The Nasdaq Stock Market, Inc. ("Nasdaq") notifying the Company that, as a result of the recent death of one of its independent directors, Reverend Donald E. Newberry, Sr., the Company was no longer in compliance with the independent director and audit committee requirements set forth in Marketplace Rule 4350. On February 1, 2006, the Company notified Nasdaq of the appointment of John J. Kuntz, who qualifies as an independent director, to fill the vacancy created by Rev. Newberry's death. On February 2, 2006, Nasdaq notified the Company that due to Mr. Kuntz's appointment, it is once again in compliance with Marketplace Rule 4350.

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                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934,, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        FIRST FRANKLIN CORPORATION


                                        By: /s/ Daniel T. Voelpel
                                            ------------------------------------
                                            Daniel T. Voelpel
                                            Vice President and Chief Financial
                                            Officer

Date: February 7, 2006